UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOBR SAFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0731818
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-262665 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered hereby are the common stock, $0.00001 par value per share (the “Common Stock”), of SOBR Safe, Inc. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of our Securities” and under the further heading “Common Stock”, both contained in the Registrant’s registration statement on Form S-1 (File No. 333-262665) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 11, 2022, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, in connection with such Registration Statement, is incorporated herein by reference.

ITEM 2. EXHIBITS

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOBR SAFE, INC.

Dated: May 13, 2022		/s/ David J. Gandini
	By:	David J. Gandini
	Its:	Chief Executive Officer

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